Exhibit 4.9

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, (the “Purchase Agreement”) dated as of March 30, 2010 (the “Effective Date”), is by and among BG Medicine, Inc., a Delaware Corporation (the “Company”), and the persons or entities identified on Schedule A attached hereto (which persons or entities, with any of their successors or assignees, are hereinafter referred to individually as a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company has requested that the Purchasers purchase promissory notes convertible into shares of New Stock (as defined below), in the form attached hereto as Exhibit A (each a “Note” and collectively, the “Notes”), and Warrants (as defined below) for the purchase of Common Stock (as defined below) for an aggregate purchase price of $6,000,000 on the terms and conditions set forth herein.

B. The purchase price of each Note shall be the principal amount thereof set forth opposite each Purchaser’s name on Schedule A attached hereto.

C. The Purchasers have agreed to purchase the Notes and Warrants on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Purchase Agreement, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I DEFINITIONS

1.01 Defined Terms.

As used in this Purchase Agreement and to the extent not otherwise defined herein, the following terms shall have the following meanings:

“Affiliate”: with respect to any Purchaser that is partnership, corporation, trust, joint venture, unincorporated organization or other entity, any partnership, corporation, trust, joint venture, unincorporated organization or other entity that is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and directly or indirectly controls, is controlled by or is under common control with such Purchaser, and the term “control” shall mean, with respect to such Purchaser, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Purchaser, whether through ownership of voting securities, by contract or otherwise, and including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

“Capital Stock”: (a) as to any Person that is a corporation (i) the authorized shares of such Person’s Capital Stock, including all classes of common, preferred, voting and nonvoting Capital Stock of such Person, (ii) any rights, options or warrants to purchase any Capital Stock

(including all classes of common, preferred, voting and nonvoting Capital Stock) of such Person and (iii) securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any Capital Stock (including all classes of common, preferred, voting and nonvoting Capital Stock) of such Person; and (b) as to any Person that is not a corporation or an individual (i) the ownership interests in such Person (however evidenced), including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person and (ii) any rights, options, warrants or securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any such ownership interests in such Person.

“Common Stock”: the Company’s common stock, par value $0.001 per share.

“Initial Public Offering”: shall mean the closing of the Company’s first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

“IPO Registration Statement”: the Company’s Registration Statement on Form S-1 (No. 333-164574), as initially filed with the Securities and Exchange Commission on January 29, 2010, as amended on February 12, 2010 and March 12, 2010, and as further amended from time to time.

“Liquidation Event”: the consummation of either (1) the sale or exchange of all or substantially all of the outstanding shares of the capital stock of the Company (whether in connection with a merger or consolidation of the Company, an offer to purchase such shares directed to all or substantially all of the stockholders of the Company, or otherwise), or (2) the sale of all or substantially all of the assets of the Company, including, for clarity, any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Certificate of Incorporation (defined below).

“Material Adverse Effect”: a material adverse effect on (i) the business, operations, property or financial condition of the Company, or (ii) the validity or enforceability of the Purchase Documents or the rights or remedies of the Purchasers hereunder or thereunder.

“New Stock”: the shares of the Company’s equity securities issued and sold at the closing of the next Qualified Financing.

“New Stock Price”: the price per share of the New Stock, rounded to the nearest whole cent, provided that if more than one price is paid by investors purchasing shares of New Stock in the Qualified Financing, the New Stock Price shall be lowest price paid by such investors.

“Person”: an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Purchase Agreement”: this Securities Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

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“Purchase Documents”: this Purchase Agreement, the Notes and the Warrants.

“Qualified Financing”: shall mean the closing of a single or a series of related capital raising transactions in which the Company issues equity securities to persons or entities which are not currently stockholders, officers or directors of the Company or Affiliates of stockholders, officers or directors of the Company, and in which the aggregate gross proceeds to the Company are at least Ten Million Dollars ($10,000,000), exclusive of the conversion of the Notes, including, without limitation, the Initial Public Offering.

“Securities Act”: the Securities Act of 1933, as amended.

“Senior Debt”: means all of the indebtedness, liabilities, and other obligations the Company owes to (1) Silicon Valley Bank under that certain Loan and Security Agreement, dated as of November 9, 2007, as amended to date and as further amended, restated, modified, extended or replaced from time to time, by and between the Company and Silicon Valley Bank (the “Loan Agreement”), (2) any other lenders under other loan agreements for other indebtedness, which indebtedness is secured by a security interest in substantially all of the Company’s assets, that the Board of Directors of the Company authorizes the Company to incur following the Effective Date.

“Warrants”: the Warrants issued pursuant to the terms of this Purchase Agreement which are in substantially the form attached hereto as Exhibit B.

ARTICLE II PURCHASE OF CONVERTIBLE NOTES AND WARRANTS

2.01 Purchase and Sale of Notes and Warrants to the Purchasers.

(a) Subject to and upon the terms and conditions set forth in this Purchase Agreement, and in reliance on the representations and warranties set forth or referred to herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at each of the Closings referred to in Section 2.02 below, (i) a Note made by the Company in favor of such Purchaser in the principal amount set forth opposite the name of such Purchaser on Schedule A attached hereto under the caption “Principal Amount of Note,” and (ii) a Warrant to purchase the number of shares of Common Stock of the Company set forth opposite the name of such Purchaser on Schedule A attached hereto under the caption “Number of Warrant Shares” at an exercise price equal to $0.01 per share.

(b) The aggregate principal amount of all Notes to be issued and sold by the Company to the Purchasers pursuant to this Section 2.01 shall be up to $6,000,000 (the “Aggregate Bridge Amount”). The purchase price payable by each Purchaser for the Note and Warrant purchased by it pursuant hereto shall be an amount equal to the principal amount of each Note issued.

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2.02 The Closings.

(a) Closings and Bridge Expiration Date. The closings of the sale and purchase of the Notes and the Warrants under this Purchase Agreement shall be made pursuant to the First Closing (as defined below) and one or more subsequent closings (each, a “Closing” and the date of a Closing is hereinafter referred to as a “Closing Date”), which subsequent closings must occur, if at all, on or before the earliest of (i) the closing of the next Qualified Financing, (ii) the occurrence of a Liquidation Event, or (iii) the one year anniversary of the First Closing (the “Bridge Expiration Date”). At a Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the Notes and Warrants against payment of the purchase price therefor. The parties agree that the delivery of this Purchase Agreement and any other documents at a Closing may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

(b) First Closing. The first such Closing shall be for an aggregate amount of up to $2,000,000 of Notes and Warrants and is to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 (or remotely via the exchange of documents and signatures) on March 30, 2010 at 10:00 a.m. (the “First Closing”).

(c) Subsequent Tranche Closings. The balance of the Notes and Warrants represented by the Aggregate Bridge Amount remaining after the First Closing may be issued and sold by the Company to the Purchasers in up to two subsequent tranches (each, a “Subsequent Tranche”), each in an amount of up to $2,000,000 of Notes and Warrants, upon the approval of at least  2/3 of the Board of Directors of the Company, which  2/3 shall include a majority of the directors of the Company who are not Purchasers or Affiliates of the Purchasers under this Purchase Agreement (the “Requisite Directors”). Subject to and upon the terms and conditions set forth in this Purchase Agreement, the purchase and sale of Notes and Warrants in a Subsequent Tranche, if any, shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 (or remotely via the exchange of documents and signatures), on the date specified in the notice described below (which date shall be not less than ten (10) days nor more than thirty (30) days from the date such notice is deemed given pursuant to Section 8.04 hereof) or such other time and place as the Company and the Purchasers agree upon orally or in writing (each such purchase and sale, if any, a “Subsequent Tranche Closing”). Each Subsequent Tranche Closing shall occur following notification from the Company to the Purchasers (i) that the Requisite Directors have determined that it is advisable and in the best interests of the stockholders of the Company to conduct a Subsequent Tranche Closing, and (ii) indicating a date for such Subsequent Tranche Closing.

2.03 Participation in Subsequent Tranches. In the event that the Company conducts a Subsequent Tranche Closing and any Purchaser defaults (with respect to each such defaulting Purchaser, a “Subsequent Tranche Default”) on its obligation to purchase, in such Subsequent Tranche Closing, an amount of additional Notes and Warrants at least equal to (i) the defaulting Purchaser’s allocation percentage of the Aggregate Bridge Amount, as set forth opposite the name of such Purchaser on Schedule A attached hereto under the caption “Allocation Percentage,” multiplied by (ii) the aggregate amount of such Subsequent Tranche (each such defaulting Purchaser in any such Subsequent Tranche, a “Defaulting Purchaser”), effective immediately upon the consummation of the Subsequent Tranche Closing, without action by the Company or such Defaulting Purchaser, (x) all Notes then outstanding under this Purchase Agreement that are held by such Defaulting Purchaser and each Affiliate thereof shall be

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terminated pursuant to this Section 2.03 and Sections 6 and 7 of the Notes and the Company will be forever released from all of its obligations and liabilities under such Notes, including, but not limited to, all obligations to pay the outstanding principal and any accrued interest on such Notes, and (y) all Warrants then outstanding under this Purchase Agreement that are held by such Defaulting Purchaser and each Affiliate thereof shall be terminated pursuant to this Section 2.03 and Section 2 of the Warrants and the Company will be forever released from all of its obligations and liabilities under such Warrants. For purposes of determining the number of Notes and Warrants purchased by a Purchaser at the Subsequent Tranche Closing, all Notes and Warrants purchased by Affiliates of such Purchaser at the Subsequent Tranche Closing shall be aggregated with the Notes and Warrants purchased by such Purchaser (provided that no securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). For the avoidance of doubt, Purchasers may allocate and transfer their Notes and Warrants among their Affiliates, in their sole discretion, and all Notes and Warrants being purchased by a Purchaser’s Affiliates shall be attributed to such Purchaser or group of such Purchaser’s Affiliates, as applicable, for purposes of determining such Purchaser’s or such Purchaser’s Affiliates’ commitment to purchase its Allocation Percentage of the Aggregate Bridge Amount.

2.04 Ranking; Allocation of Payments. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances outstanding thereunder. Notwithstanding anything to the contrary herein, the indebtedness evidenced by the Notes shall be senior in right of payment to all of the Company’s other indebtedness, except the Senior Debt.

2.05 Use of Proceeds. The proceeds from the sale of the Notes shall be used by the Company for working capital and general corporate purposes, but shall not be used for the payment of principal on any outstanding Senior Debt, other than ordinary course monthly payments of principal and interest to Silicon Valley Bank under the Loan Agreement.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Purchasers as of each Closing, except as otherwise indicated.

3.01 Incorporation, Good Standing and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or as proposed to be conducted. The Company is qualified as a foreign corporation and in good standing in the Commonwealth of Massachusetts. The conduct of the Company’s business and the ownership or lease of its property do not require it to become qualified as a foreign corporation in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

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3.02 Corporate Power and Authority; Authorization; Enforceability. All corporate action on the part of the Company necessary for the authorization of this Purchase Agreement, the Notes, the Warrants and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to such Closing; provided, however, that the Company has not (i) amended its Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to create any New Stock nor (ii) reserved for issuance any shares of the Company’s Common Stock or New Stock issuable pursuant to the terms of the Notes or the Warrants. This Purchase Agreement has been, and the Notes and Warrants will be, when executed and delivered at such Closing, duly executed and delivered by the Company. This Purchase Agreement constitutes, and the Notes and Warrants when executed and delivered at such Closing, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.03 No Conflict. Neither the authorization, execution, delivery and performance of this Purchase Agreement, the consummation of the transactions contemplated hereby, or the sale, issuance and delivery of the Notes, the Warrants or any of the shares of Capital Stock of the Company which may be issued pursuant to the terms of the Notes and/or Warrants, as the case may be, will conflict with or result in a breach of or default under (or with due notice or lapse of time or both would result in a default under) the Company’s Certificate of Incorporation or by-laws, as amended or any statute, law, rule, regulation, judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority.

3.04 Capitalization. The authorized Capital Stock of the Company consists of 60,000,000 shares of Common Stock, par value $0.001 per share, 4,912,963 of which shares are issued and outstanding, and 28,108,328 shares of preferred stock, 16,017,067 of which are designated as Series A Preferred Stock, par value $0.001 per share, 15,823,566 of which are issued and outstanding, 2,475,247 of which are designated as Series A-1 Preferred Stock, par value $0.001 per share, all of which are issued and outstanding, 2,000,000 of which are designated as Series B Preferred Stock, par value $0.001 per share, 1,138,716 of which shares are issued and outstanding, 1,369,863 of which are designated as Series C Preferred Stock, par value $0.001 per share, all of which are issued and outstanding, and 6,246,151 of which are designated as Series D Preferred Stock, par value $0.001 per share, 6,153,846 of which are issued and outstanding. All of the issued and outstanding shares of the Company’s Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable Federal and state securities laws. The Company has reserved a total of 5,188,317 shares of its Common Stock for issuance pursuant to the Company’s 2001 Option and Incentive Plan, as amended, 4,945,853 of which are subject to outstanding options as of the date hereof. The fully diluted as-converted outstanding capitalization of the Company prior to the First Closing is set forth on Schedule B.

3.05 No Broker. The Company has no contract, arrangement or understanding with any broker, finder, agent, financial advisor or other intermediary with respect to the transactions contemplated by this Purchase Agreement.

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ARTICLE IV REPRESENTATION AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby severally and not jointly represents and warrants to the Company with respect to such Purchaser as follows as of each Closing, except as otherwise indicated.

4.01 Authorization. The execution, delivery and performance by each Purchaser of this Purchase Agreement and the other Purchase Documents to which such Purchaser is a party have been duly authorized by all requisite corporate, partnership or other action on the part of such Purchaser. This Purchase Agreement and the other Purchase Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser or on behalf of such Purchaser by a duly authorized representative of such Purchaser and constitute the valid and legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and by general equitable principles.

4.02 Investment Purpose; Restrictions. Each Purchaser is purchasing the Notes and the Warrants for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same; and it is the intention of such Purchaser, if the Note is converted and/or Warrant is exercised for equity securities of the Company, similarly to acquire any securities issued or issuable upon such conversion for such Purchaser’s own account, for investment and not with a view to the distribution thereof. Such Purchaser understands and acknowledges that the issuance of the Notes and Warrants, and the securities issued or issuable upon conversion or exercise thereof have not been registered under the Securities Act, or applicable state securities laws and that such securities therefore cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Each Purchaser further represents that it understands and agrees that all certificates evidencing any of the Notes and Warrants, whether upon initial issuance or upon any permitted transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

4.03 Information. Each Purchaser has been furnished with or has had access to all information it has requested from the Company and has had an opportunity to review the books and records of the Company and to discuss with management of the Company its business and financial affairs and has generally such knowledge and experience in business and financial

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matters and with respect to investments in securities of privately held development-stage companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto; provided, however, that the foregoing shall in no way affect, diminish, or derogate from the representations and warranties made by the Company hereunder or the right of such Purchaser to rely thereon.

4.04 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning set forth in Rule 501 under the Securities Act, is capable of evaluating the merits and risks of the transactions contemplated hereunder, is able to bear the economic risks of its investment in the Notes and Warrants.

4.05 Pre-Existing Relationship with Company. Each Purchaser is a current stockholder of the Company and was neither solicited to purchase the Notes and Warrants in connection with or as a result of the filing by the Company of its IPO Registration Statement, nor became interested in investing in the Company on account of the Initial Public Offering.

ARTICLE V CONDITIONS

5.01 Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligations under Article II of this Purchase Agreement are subject to the satisfaction, at or prior to the applicable Closing, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects as of each Closing;

(b) Legal Investment. On each Closing, the sale and issuance of the Notes and the Warrants shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject;

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Purchase Agreement (except for such as may be properly obtained subsequent to the First Closing); and

(d) Delivery of the Notes and Warrants. The Company shall have delivered the appropriate Notes and Warrants to each Purchaser.

5.02 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and the Warrants is subject to the satisfaction, at or prior to the applicable Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Article IV made by the Purchasers shall be true and correct as of each Closing;

(b) Legal Investment. On each Closing, the sale and issuance of the Notes and the Warrants shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject;

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(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Purchase Agreement (except for such as may be properly obtained subsequent to the First Closing); and

(d) Purchase Price Delivery. The Company shall have received from each Purchaser in immediately available funds the principal amount of such Purchaser’s Note.

ARTICLE VI AFFIRMATIVE COVENANTS OF THE COMPANY

For so long any Notes or Warrants are outstanding, the Company agrees to the following:

6.01 Payment of Notes. The Company will punctually pay or cause to be paid the principal of and interest on the Notes at the times and places and in the manner specified in the Notes.

6.02 Reservation of Shares of Capital Stock. The Company agrees to take any and all corporate action, prior to the issuance of any shares of capital stock upon conversion of the Notes, as is necessary or desirable to authorize, reserve and issue the New Stock or Common Stock and any shares of the Company’s Capital Stock issuable upon conversion of the New Stock promptly upon a determination of the terms of such securities, or any shares of the Company’s Capital Stock into which the Notes may be converted or the Warrants may be exercised.

6.03 Further Assurances. The Company shall execute any and all further documents, and take all further action which any Purchaser may reasonably request in order to effectuate the transactions contemplated by the Purchase Documents.

ARTICLE VII EVENTS OF DEFAULT

7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) default in the payment when due of any principal or interest under the Notes, and such nonpayment shall continue uncured for a period of five business days after written notice by the Purchaser thereof;

(b) any material breach in the performance or observance of any of the representations or warranties by the Company contained in this Purchase Agreement, and such breach continues for a period of thirty (30) days after written notice of such failure requiring the Company to remedy the same has been given to the Company by the Purchasers holding Notes with at least 66 2/ 3% of the aggregate principal amounts then outstanding under all of the Notes;

(c) the institution against the Company or any endorser or guarantor of the Notes of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing; or the

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institution by the Company or any endorser or guarantor of the Notes of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company or any endorser or guarantor of the Notes of a composition or an assignment or trust mortgage for the benefit of creditors; or

(d) the Company’s cessation wholly to carry on its business (other than as a result of the merger or consolidation of the Company with another entity), without the prior written consent of the Purchasers holding Notes with at least 66 2/3% of the aggregate principal amounts then outstanding under all of the Notes (such consent not to be unreasonably withheld);

then, and in any such event, each Purchaser may, by notice to the Company, declare the entire unpaid principal amount of such Purchaser’s Note, all interest accrued and unpaid thereon and all other amounts payable under such Note to be forthwith due and payable, whereupon such Note, all such accrued interest and all such amounts shall become and be forthwith due and payable; provided that, in the case of any Event of Default pursuant to either of clauses (c) and (d) above, all interest accrued and unpaid thereon and all other amounts payable under such Note to be forthwith due and payable without notice or demand.

ARTICLE VIII MISCELLANEOUS

8.01 Amendments and Waivers. This Purchase Agreement and the Notes may be amended or modified, and any term or provision hereof or thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchasers holding Notes with at least 66 2/3% of the aggregate principal amounts then outstanding under all of the Notes. The Warrants may be amended or modified, and any term or provision thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchasers holding Warrants with at least 66 2/3% of the aggregate shares issuable under all of the Warrants then outstanding. However, in no event shall the specific terms and provisions of a Note or Warrant be amended, modified or waived in a manner that is different from any other Note or Warrant without the specific consent of the holder of such Note or Warrant and the Company. Any amendment or modification of this Purchase Agreement, the Notes or Warrants, or waiver of any term or provision of this Purchase Agreement, the Notes or Warrants effected in accordance with this Purchase Agreement, the Notes or Warrants, as applicable, shall be binding upon each Purchaser under this Purchase Agreement.

8.02 No Shareholder Rights. Nothing contained in this Purchase Agreement or the Notes and the Warrants shall be construed as conferring upon any Purchaser the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company and (ii) no dividends shall be payable or accrued in respect of the Notes and the Warrants or the shares obtainable thereunder, in both cases of (i) and (ii) until, and only to the extent that, the Notes and the Warrants shall have been duly converted into and/or exercised for shares.

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8.03 Successors and Assigns. This Purchase Agreement may not be assigned, conveyed or transferred without the prior written consent of the Company; provided, however, a Purchaser that is partnership, corporation, trust, joint venture, unincorporated organization or other entity may transfer this Purchase Agreement to an Affiliate without the prior written consent of the Company. Subject to the foregoing, the rights and obligations of the Company and each Purchaser under this Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Purchase Agreement are for the sole benefit of the parties hereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

8.04 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when received, or, in the case of a nationally recognized courier service, one business day after delivery to such courier service, addressed as follows in the case of the Company and the Purchasers or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

Company:	BG Medicine, Inc. 610 N Lincoln Street Waltham, Massachusetts 02451 Attn: President

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 Attn: William T. Whelan, Esq.

Purchasers:	To the addresses set forth on Schedule A

8.05 Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.06 Payment of Fees, Expenses. Each of the parties hereto shall bear its own costs and expenses in connection with the transactions contemplated hereunder, except the Company shall pay at the First Closing the reasonable fees and expenses of outside legal counsel, if any, up to an aggregate of $            , incurred by the Purchasers in connection with the transactions contemplated hereunder.

8.07 Counterparts. This Purchase Agreement may be executed by one or more of the parties to this Purchase Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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8.08 Severability. Any provision of this Purchase Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.09 Integration. This Purchase Agreement and the other Purchase Documents represent the agreement of the Company and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Purchase Documents.

8.10 Governing Law. This Purchase Agreement shall be construed and enforced in accordance with and governed by the State of Delaware, without giving effect to the conflicts of law principles thereof.

8.11 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Purchase Agreement shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware. By execution and delivery of this Purchase Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 8.04 hereof.

8.12 Right of First Refusal. Each Purchaser who has a right of first offer, preemptive or other similar right to purchase securities in connection with the offering of securities pursuant to this Purchase Agreement, whether arising under any agreement with the Company or any other legal principle, hereby agrees that the purchase of securities by such Purchaser hereunder is in full satisfaction of any and all such rights. The terms of any such agreement governing any such right of first offer, preemptive or other similar rights are hereby expressly waived by such Purchaser.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BG Medicine, Inc.

By:	/s/ Pieter Muntendam
Pieter Muntendam, M.D., President

[ADDITIONAL COUNTERPART SIGNATURE PAGES BEGIN ON NEXT PAGE]

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COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

FLAGSHIP VENTURES:

NEWCOGEN GROUP LLC;
NEWCOGEN EQUITY INVESTORS LLC;
NEWCOGEN PE LLC;
NEWCOGEN ÉLAN LLC;
ST NEWCOGEN LLC;
NEWCOGEN LONG REIGN HOLDING LLC

Each by its Manager NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan
President

Applied Genomic Technology Capital Fund, L.P.;
AGTC Advisors Fund, L.P.

Each by its General Partner, AGTC Partners, L.P.
By its General Partner, NewcoGen Group Inc.

By:	/s/ Noubar B. Afeyan
Noubar B. Afeyan
President

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

GILDE EUROPE FOOD & AGRIBUSINESS FUND B.V.

By:	/s/ P.H. van der Meer	/s/ Marc Perret
Name:	P.H. van der Meer	Marc Perret
Title:	Partner	Director

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

By:	/s/ Stelios Papadopoulos
Name:	Stelios Papadopoulos

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

HUMANA INC.

By:	/s/ Ralph Wilson
Name:	Ralph Wilson
Title:	Vice President and Associate General Counsel

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

SMALLCAP WORLD FUND, INC.
By Capital Research and Management Company,
its investment adviser
(shares in name of Clipperbay & Co., HG 22)

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Senior Vice President and Secretary

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

LEGG MASON SPECIAL INVESTMENT TRUST, INC.
(shares in name of Tidalwave & Co.)

By:	/s/ Richard M. Wachterman
Name:	Richard M. Wachterman
Title:	Assistant Secretary

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

GENERAL ELECTRIC PENSION TRUST
By GE Asset Management Incorporated,
its Investment Manager

By:	/s/ Patrick J. McNeela
Name:	Patrick J. McNeela
Title:	Senior Managing Director & Chief Investment Officer

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution of this Signature Page, the undersigned Purchaser does hereby become a party to and agrees to be bound by the provisions of the Securities Purchase Agreement, to which this Signature Page is appended, as a “Purchaser” party, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Securities Purchase Agreement as evidence thereof. This Counterpart Signature Page shall take effect and shall become part of the Securities Purchase Agreement immediately upon execution.

[Signature Block for Individuals]	[Signature Block for Entities]

Signature	Name of Entity

By:
Printed Name	Name:
Title:

SCHEDULE A

List of Purchasers

Purchasers	Allocation Percentage	Issuance Date of Securities	Principal Amount of Note	Number of Warrant Shares
Applied Genomic Technology Capital Fund, L.P. c/o Flagship Ventures	0.01%	1) March 30, 2010	$100	11

AGTC Advisors Fund, L.P. c/o Flagship Ventures	0.001%	1) March 30, 2010	$10	1

NewcoGen Group LLC c/o Flagship Ventures	12.43%	1) March 30, 2010	$246,724	28,468

NewcoGen Equity Investors LLC c/o Flagship Ventures	8.80%	1) March 30, 2010	$175,984	20,305

NewcoGen-Long Reign Holding LLC c/o Flagship Ventures	1.25%	1) March 30, 2010	$24,976	2,881

NewcoGen-PE LLC c/o Flagship Ventures	5.06%	1) March 30, 2010	$101,133	11,669

Purchasers	Allocation Percentage	Issuance Date of Securities	Principal Amount of Note	Number of Warrant Shares
NewcoGen Élan LLC c/o Flagship Ventures	4.64%	1) March 30, 2010	$92,769	10,704

ST NewcoGen LLC c/o Flagship Ventures	1.25%	1) March 30, 2010	$24,904	2,873

FLAGSHIP SUBTOTAL:	33.33%	1) March 30, 2010	$666,600	76,912

GILDE EUROPE FOOD & AGRIBUSINESS FUND B.V.	16.67%	1) April 1, 2010	$333,400	38,469

Stelios Papadopoulos	4.17%	1) March 30, 2010	$83,400	9,623

Humana Inc.	8.33%	1) March 30, 2010	$166,600	19,223

SMALLCAP World Fund, Inc. (nominee name: Clipperbay & Co. HG 22) c/o Capital Research and Management Company	12.5%	1) March 30, 2010	$250,000	28,846

Purchasers	Allocation Percentage	Issuance Date of Securities	Principal Amount of Note	Number of Warrant Shares
Legg Mason Special Investment Trust, Inc. (shares in name of Tidalwave & Co.) c/o Legg Mason Capital Management	12.5%	1) March 30, 2010	$250,000	28,846

General Electric Pension Trust c/o GE Asset Management Incorporated	12.5%	1) March 30, 2010	$250,000	28,846

TOTAL FIRST CLOSING:			$2,000,000	230,765

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

FORM OF COMMON STOCK WARRANT